Exhibit 10.1

                               THIRD AMENDMENT TO
                   CONVERTIBLE SUBORDINATED PROMISSORY NOTES

     THIS THIRD AMENDMENT TO CONVERTIBLE SUBORDINATED PROMISSORY NOTES (this "Amendment") is made and entered into as of October 15, 2006 by and between Orion HealthCorp, Inc., a Delaware corporation (the "Company"), and Brantley Partners IV, L.P. ("Payee").

     WHEREAS, on June 1, 2005 the Company issued to Payee that certain Convertible Subordinated Promissory Note in the original principal amount of $1,025,000 due April 19, 2006 (the "First Note");

     WHEREAS, on June 1, 2005 the Company issued to Payee that certain Convertible Subordinated Promissory Note in the original principal amount of $225,000 due April 19, 2006 (the "Second Note" and collectively with the First Note, the "Notes");

     WHEREAS, on May 9, 2006, the Company and Payee entered into that certain First Amendment to Convertible Subordinated Promissory Notes, which extended the maturity date for the Notes to August 15, 2006 and on August 8, 2006 the Company and Payee entered into that certain Second Amendment to Convertible Subordinated Promissory Notes, which further extended the maturity date for the Notes to October 15, 2006; and

     WHEREAS, the Company and Payee desire to further amend the Notes on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the agreements and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Amended Terms. The maturity date set forth in the preamble of each Note shall be extended until November 30, 2006.

     2. Remainder of Agreement. All other terms and provisions of the Notes shall remain unchanged and in full force and effect.

     3. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one in the same instrument, and facsimile transmissions of the signature provided for below may be relied upon, and shall have the same force and effect, as the originals of such signatures. The terms and conditions hereof, along with the Notes, constitute the entire agreement between the parties hereto with respect to the subject matter of this Amendment and supersede all previous communications, either oral or written, representations or warranties of any kind whatsoever, except as expressly set forth herein. All issues concerning this Amendment shall be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Georgia or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Georgia.

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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.



                                    ORION HEALTHCORP, INC.


                                    By:    /s/ Terrence L. Bauer
                                           -------------------------------------
                                    Name:  Terrence L. Bauer
                                    Title: Chief Executive Officer and President


                                    BRANTLEY PARTNERS IV, L.P.

                                    By:    Brantley Venture Management IV, L.P.,
                                           its general partner


                                    By:    /s/ Paul H. Cascio
                                           -------------------------------------
                                    Name:  Paul H. Cascio
                                    Title: General Partner